UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 22, 2023
Enhabit, Inc.
(Exact name of Registrant as specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-41406	47-2409192
(Commission File Number)	(IRS Employer Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206
(Address of Principal Executive Offices, Including Zip Code)
(214) 239-6500
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.     Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On February 22, 2023, the Board of Directors (the “Board”) of Enhabit, Inc. (the “Company”), as recommended by the Compensation and Human Capital Committee of the Board (the “Committee”), approved amendments and restatements of the Enhabit, Inc. Executive Severance Plan (as originally adopted, the “Original Severance Plan,” and as so amended, the “Amended Severance Plan”) and the Enhabit, Inc. Change in Control Benefits Plan (as originally adopted, the “Original CIC Plan,” and as so amended, the “Amended CIC Plan”). Our executive officers participate in the plans in tiers designated by the Committee. The following description of the material amendments to the plans relates only to Barbara A. Jacobsmeyer (the Company’s President and Chief Executive Officer), Crissy B. Carlisle (the Company’s Chief Financial Officer), and Julie D. Jolley (the Company’s Executive Vice President of Home Health Operations), our named executive officers who participate in the Amended Severance Plan and the Amended CIC Plan, and is qualified in its entirety by reference to the Amended Severance Plan and the Amended CIC Plan, which are incorporated herein by reference to Exhibits 10.1 and 10.2 to this Current Report on Form 8-K. Capitalized terms used but not defined in this description have the meanings ascribed thereto in the Amended Severance Plan or Amended CIC Plan, as applicable.
The Amended Severance Plan includes the following key changes from the Original Severance Plan:
•reduces the cash severance amount payable to a participant on a termination of employment without Cause or for Good Reason (a “Qualifying Termination”) (a) from 2.99 times base salary to 2.5 times base salary for “Tier 1 Participants” (currently, Ms. Jacobsmeyer) and (b) from two times base salary to 1.75 times base salary for “Tier 2 Participants” (including Ms. Carlisle and Ms. Jolley);
•reduces the period during which continued medical, dental and vision coverage will be provided following a Qualifying Termination (a) from 36 months to 18 months for Tier 1 Participants and (b) from 24 months to 12 months for Tier 2 Participants;
•makes the definition of “Cause” more Company-protective by including certain misdemeanors and certain willful or gross misconduct as “Cause” triggers;
•changes the “Good Reason” definition by providing that a participant’s receipt of a notice of removal from participation in the Amended Severance Plan is no longer a trigger for a “Good Reason” termination, but requires that such notice be provided at least 75 days prior to such removal;
•with respect to the pro-rata vesting of equity awards upon a qualifying termination, changes the treatment of performance-based awards so that they will be earned based on actual achievement for the full performance period, rather than based on a discretionary determination by the Committee; and
•broadens the “clawback” language under the plan to provide that compensation under the Amended Severance Plan may be subject to the terms of any clawback or recoupment policy that may be adopted by the Company, including a policy implementing the clawback rules under Section 10D of the Securities Exchange Act of 1934 and any related stock exchange rules.
The Amended CIC Plan includes the following material changes from the Original CIC Plan:
•Under the Original CIC Plan, certain terms were triggered upon a “Potential Change in Control” (as defined in the plan), including restrictions on amending the plan, removing participants or placing in them in lower participation “Tiers,” and the ability of a participant to receive severance benefits under the plan in the event of a Qualifying Termination prior to a Change in Control. Under the Amended CIC Plan, such terms are only in effect following a Potential Change in Control and during the period of six months prior to the consummation of the Change in Control (the “Pre-Change in Control Period”);
•makes the definition of “Cause” more Company-protective by aligning with the “Cause” definition under the Amended Severance Plan;
•reduces the cash severance amount payable on a Qualifying Termination during the Pre-Change in Control Period or within two years after a Change in Control (a) for Tier 1 Participants (currently, Ms. Jacobsmeyer), from 2.99 times base salary plus Average Bonus to 2.5 times base salary plus Average Bonus, and (b) for Tier 2 Participants (including Ms. Carlisle and Ms. Jolley), from two times base salary plus Average Bonus to 1.75 times base salary plus Average Bonus;

•changes the period in which continued medical, dental and vision coverage will be provided following a Qualifying Termination during the Pre-Change in Control Period or within two years after a Change in Control (a) from 36 months to 18 months for Tier 1 Participants, and (b) from 24 months to 12 months for Tier 2 Participants;
•continues to provide that performance-based equity awards will be converted into time-based awards in the event of a Change in Control, but such conversion will be based on the value of the award at the time of the Change in Control, determined as follows (the “Change in Control Performance Level”):
◦if the Change in Control occurs on or before the last day of the performance period for the award, the value will be based on the greater of “target” performance and actual performance measured as of the Change in Control (as determined by the Committee); and
◦if the Change in Control occurs after the last day of the performance period, the value will be based on the actual performance level measured as of the end of the performance period (as determined by the Committee);
•clarifies the “double trigger” equity award vesting provisions of the plan. Under the Amended CIC Plan, in the event of a Change in Control:
◦to the extent that a “Replacement Award” is provided with respect to an outstanding and unvested equity award held by an Amended CIC Plan participant, (A) the Replacement Award will continue in effect according to its terms and (B) if the participant’s employment is terminated by the Company or its successor without “Cause” or by the participant for “Good Reason” within two years after the Change in Control, the Replacement Awards held by the participant will fully vest (with options and stock appreciation rights remaining exercisable until the earlier of two years after the date of termination and the original expiration date of the option or stock appreciation right); and
◦to the extent a Replacement Award is not provided to a participant with respect to an award, the award will fully vest on the Change in Control (with performance-based awards vesting at the Change in Control Performance Level); and
•adds “clawback” language to provide that compensation under the Amended CIC Plan will be subject to the terms of any clawback or recoupment policy that may be adopted by the Company, including to implement the clawback rules under Section 10D of the Securities Exchange Act of 1934 and any related stock exchange rules.
For purposes of the “double trigger” equity award vesting provisions in the Amended CIC Plan, a “Replacement Award” must meet certain conditions (as evaluated by the Committee), including that it (1) be the same or a substantially similar type as the replaced award (except that the Replacement Award for a performance-based award will be an award of time-based restricted stock units), (2) have a value at least equal to the value of the replaced award (for performance-based awards, based on the Change in Control Performance Level), (3) relate to publicly traded securities of the Company, its successor, or another affiliated entity, (4) have tax consequences that are not less favorable to the participant, and (5) have other terms and conditions that are not less favorable than the terms and conditions of the replaced award.
The Amended Severance Plan and the Amended CIC Plan also include certain additional immaterial, administrative, and clarifying changes.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.    Description

10.1        Enhabit, Inc. Executive Severance Plan (Amended and Restated as of February 22, 2023)

10.2        Enhabit, Inc. Executive Change in Control Benefits Plan (Amended and Restated as of February 22, 2023)

104        Cover page for this current report on Form 8K, Formatted in Inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENHABIT, INC.
By:	/s/ Dylan C. Black
	Name:	Dylan C. Black
	Title:	General Counsel and Secretary
Dated: February 28, 2023